UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 4, 2008
Theater Xtreme Entertainment
Group, Inc.
(Exact name of Registrant as specified in its charter)
Florida	000-26845	65-0913583
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
250 Corporate Boulevard, Suites E &F, Newark, Delaware	19702
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(302) 455-1334

_________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
◘ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◘ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◘ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◘ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 4, 2008, Registrant’s Board of Directors, by unanimous consent, elected Mr. Harold R. Bennett to serve as a Director of the Company until the next annual meeting of shareholders.

Mr. Bennett is currently Chief Executive Officer of Third Order Nanotechnologies, Inc., of Wilmington, Delaware. For over a decade, Mr. Bennett has acted as a corporate restructuring advisor for large high- tech corporations, including DuPont, Silicon Graphics, 3M and Sun Microsystems. Most recently, Mr. Bennett successfully implemented a program for DuPont to outsource innovation by creating a new business model for DuPont Ventures. He started his restructuring career by turning around Research Systems, a scientific software company, which was acquired by Kodak two years subsequent to his involvement with that company. Before that, he gained extensive experience in starting and growing companies in Silicon Valley, including Aprex, West End Partners Imaging and Digital Research. Mr. Bennett holds a degree in Mathematical Physics from Stanford University and is named on several U.S. Patents.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Theater Xtreme Entertainment Group, Inc. (Registrant)

January 8, 2008	By:	/s/ James J. Vincenzo
	Name:	James J. Vincenzo
	Title:	Chief Financial Officer